EXHIBIT 99.1

PRESS RELEASE

Date:	January 31, 2005

From:	MutualFirst Financial, Inc.

For Publication:	Immediately

Contact:	David W. Heeter
(765) 747-2880

MutualFirst Financial Announces Annual Meeting Date

Muncie, Indiana - January 31, 2005 - MutualFirst Financial, Inc. (NASDAQ: MFSF), the holding company for Mutual Federal Savings Bank will hold its sixth annual meeting of stockholders at the Bank's headquarters at 110 E. Charles Street, Muncie, Indiana on April 27, 2005 at 3:00 p.m. local time. The Record Date for voting has been set for March 3, 2005.

MutualFirst Financial, Inc. is the holding company for Mutual Federal Savings Bank, an Indiana-based financial institution, with assets of more than $830 million, and 18 full-service offices in Delaware, Randolph, Kosciusko and Grant Counties. Mutual Federal is a leading residential lender in each of their markets and provides a full range of financial services and Internet banking services. The company is traded on NASDAQ under the symbol MFSF and can be found on the Internet at www.mfsbank.com.

Press Release